UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

Item 5.	Other Events

Series 2002-VFC. On March 5, 2002, $1,500,000,000 aggregate maximum principal amount of Class A Master Trust Variable Funding Certificates, Series 2002-VFC and $259,550,000 aggregate maximum principal amount of Class C Master Trust Variable Funding Certificates, Series 2002-VFC, of the Sears Credit Account Master Trust II (the "Trust") were issued pursuant to the Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among Sears, Roebuck and Co. as Servicer ("Sears"), SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG") and The Bank of New York (as successor trustee to Bank One, National Association (formerly known as The First National Bank of Chicago)), as Trustee (the "Trustee"), and the Series Supplement dated as of March 5, 2002 among Sears as Servicer, SRFG as Seller and the Trustee.

Item 7.	Exhibits
Exhibit No.	Description

Exhibit 4.1	Series 2002-VFC Supplement among Sears as Servicer, SRFG as Seller and the Trustee, dated as of March 5, 2002, including the forms of investor certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Keith E. Trost
Keith E. Trost Vice President, Treasurer and Assistant Secretary
Date: March 20, 2002

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Series 2002-VFC Supplement among Sears as Servicer, SRFG as Seller and the Trustee, dated as of March 5, 2002, including the forms of investor certificates.